GUARANTY

THIS GUARANTY, dated as of December 30, 2013 (the “Guaranty”), is made by SPRINGLEAF HOLDINGS, INC., a Delaware corporation (together with its successors and permitted assigns, the “Parent Guarantor”), in favor of Wilmington Trust, National Association, acting in its capacity as trustee under the Indenture (as defined below) and the holders of the Notes (as defined below).

Pursuant to the Indenture, dated as of May 1,1999 (as amended, modified or supplemented from time to time, the “Indenture”) executed by and between Springleaf Finance Corporation (the “Issuer”) and Wilmington Trust, National Association, in its capacity as trustee (the “Trustee”), the Issuer has issued Securities from time to time.  In connection with the initial public offering of Parent Guarantor’s common stock, following a series of restructuring transactions that were effected in connection with such offering, the Issuer became an indirect Wholly-owned Subsidiary of the Parent Guarantor, and the Parent Guarantor is willing to execute and deliver this Agreement.  The Parent Guarantor has agreed to execute and deliver this Guaranty in order to fully and unconditionally guarantee the payment and performance of the obligations of the Issuer under the Securities Outstanding on the date hereof (collectively, the “Notes”) and the Indenture.

ARTICLE I

GUARANTEE

Section 1.1

Agreement to Guarantee.  The Parent Guarantor hereby agrees as follows:

(a)

To irrevocably and unconditionally guarantee, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

(i)

the principal of, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

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(ii)

in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

(b)

The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(c)

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, any amount paid either to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated and thereafter be in full force and effect.

(d)

As between the Parent Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Five of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purpose of this Guaranty.

(e)

After giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, this Guaranty shall be limited to the maximum amount as will result in the obligations of Parent Guarantor under this Guaranty not being voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(f)

This Guaranty shall be a continuing guarantee and shall (1) remain in full force and effect until payment in full of all the applicable obligations guaranteed hereby; (2) subject to Section 1.2 hereof, be binding upon the Parent Guarantor and its successors; and (3) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

(g)

This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer or the Parent Guarantor for liquidation or reorganization, should the Issuer or Parent Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's or the Parent Guarantor’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time

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payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(h)

In case any provision of this Guaranty shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i)

Each payment to be made by the Parent Guarantor in respect of this Guaranty shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 1.2

Releases.  This Guaranty shall be automatically and unconditionally released and discharged upon:

(a)

the Issuer ceasing to be a Wholly-owned Subsidiary of the Parent Guarantor;

(b)

the Issuer’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a Wholly-owned Subsidiary of Parent Guarantor in accordance with Article Eight of the Indenture and such transferee entity assumes the Issuer’s obligations under the Indenture; or

(c)

the Issuer exercising its defeasance option in accordance with the terms of the Indenture or the Issuer's obligations under the Indenture being discharged in accordance with the terms of the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1

Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in the Indenture.  All communications and notices hereunder to the Parent Guarantor shall be given to it in care of the Issuer as provided in the Indenture.

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Section 2.2

Waivers; Amendment.

(a)

No failure or delay by the Trustee or any Holder in exercising any right or power hereunder or under the Indenture or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Trustee and the Holders hereunder and under the Indenture or the Notes are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Parent Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 2.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in similar or other circumstances.

(b)

The Parent Guarantor may modify or amend this Agreement with the consent of the Holders of a majority in principal amount of the Outstanding Notes of each series affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for such series of Notes), and compliance with any provision of this Agreement may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes of each series affected thereby (including, without limitation, waivers obtained in connection with a tender offer or exchange offer for the Notes).  Notwithstanding the preceding sentence, the Parent Guarantor may modify or amend this Agreement without the consent of any Holder of a Note:

(i)

to evidence that another entity is the Parent Guarantor’s successor and has assumed its obligations with respect to this Guaranty;

(ii)

to add covenants of the Parent Guarantor or to add guarantees of any Person for the benefit of the Holders of the Notes or to surrender any of the Parent Guarantor’s rights or powers under this Agreement;

(iii)

to change or eliminate any restrictions on making any payment pursuant to this Guaranty, so long as the interests of the Holders of Notes are not adversely affected in any material respect;

(iv)

to secure this Guaranty; or

(v)

to cure any ambiguity, defect or inconsistency in this Guaranty or to make any other provisions with respect to matters or questions

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arising under this Agreement, so long as the action does not adversely affect the interests of the Holders of the Notes in any material respect.

Section 2.3

No Recourse Against Others.  No director, officer, employee, incorporator or holder of any equity interests of the Parent Guarantor or any direct or indirect parent of Parent Guarantor shall have any liability for any obligations of the Issuer or the Parent Guarantor under the Notes, the Indenture or this Guaranty or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 2.4

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.5

Definitions.

(a)

“Agreement” means this Guaranty.

(b)

“Wholly-owned” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Parent Guarantor and/or one or more Wholly-owned Subsidiaries.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.6

Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.7

Subrogation. The Parent Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of Section 1.1 hereof; provided that, if an Event of Default has occurred and is continuing, the Parent Guarantor shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.

Section 2.8

Benefits Acknowledged.  The Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Agreement and that the guarantee and waivers made by it pursuant to this Agreement are knowingly made in contemplation of such benefits.

Section 2.9

Successors.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors of such party; and all covenants, promises and agreements by or on behalf of the Parent Guarantor that are

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contained in this Agreement shall bind and inure to the benefit of its successors, except as otherwise provided in Section 1.1(g) hereof or elsewhere in this Agreement.

[Signature on Following Page]

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed, all as of the date first above written.

SPRINGLEAF HOLDINGS, INC.

By:   _/s/  Minchung (Macrina) Kgil_

        Name: Minchung (Macrina) Kgil

        Title: SVP & CFO

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